3(ii)


Approved by the Division of Corporations         <Stamped: Received
and Commercial Code of the Utah State             1987 JUN 26 PM 3:54
Department of Business Regulation                 Division of Corporations
on the 26th day of June AD 1987                   State of Utah
Corporate Documents Examiner /s/ BS.
Fees paid $ 35.00

                    ARTICLES OF AMENDMENT FOR
                           BP 150, INC.

                                I

                       Name of Corporation

     The name of the corporation for which the articles of amendment are being filed is BP 150, Inc., (also the "Corporation"). These articles of amendment are filed pursuant to the Utah Code, Business Corporation Act, Section 16-10-54 et seq.

                                II

                            AMENDMENTS

     The following amendments to the Corporation's Articles of Incorporation have been adopted:
                         ARTICLE I - NAME

     The name of the Corporation is American Restaurant Management, Inc.

                        ARTICLE IV - STOCK

     The aggregate number of shares which the Corporation shall have authority to issue is two hundred and fifty million (250,000,000) shares with a par value of $0.001 per share. All stock of the Corporation shall be of the same class with the same rights and preferences. Any stock of the Corporation which is fully paid shall not be subject to further call or assessment for any purpose.

                               III

        DATE OF ADOPTION AND RESULTS OF SHAREHOLDER VOTING

   The amendments in paragraph II were adopted at the annual meeting of shareholders held on June 26, 1987, a quorum of the shares being represented at the meeting. On that date

20,900,000 shares of common stock of the Corporation were issued and outstanding and were entitled to vote. At the meeting 14,850,000 shares were present and voting. The resolution approving the Amendment to Article I of the Articles of Incorporation had the following vote: 14,850,000 shares for, NONE shares against, NONE shares abstaining.

     The resolution approving the Amendment to Article IV of the Articles of Incorporation had the following vote: 14,850,000 shares for, NONE shares against, and NONE shares abstaining.

     DATED this 26th day of June, 1987.

BP 150, INC.

By: /s/ Roy D. Strong
------------------------
Roy Strong, President

By:/s/ Doug Hunt
-----------------------
Doug Hunt, Secretary

STATE OF UTAH                )
                             :
COUNTY OF SALT LAKE          )

     The undersigned a Notary Public, hereby certifies that on the 26 day of June, 1987, personally appeared before me Roy Strong and Doug Hunt, who are known to be the president and secretary, respectively, of BP 150, Inc. and that they signed this document as officers with full authority to execute this document and that the statements contained herein are true. As witness, I have set my hand and seal this 26 day of June, 1987.

                                         /s/ Janeen Beagley
                                         ----------------------
                                             NOTARY PUBLIC
My Commission Expires:
    7/21/90                                  Residing at: Murray, UT

<State of Utah
Department of Corporations
Division of Corporations and Commerical Code

I hereby certify that the foregoing has been filed and approved the 8th day of March 1999 in the office of this Division and hereby issue this Certificate thereof.

Examiner ____  Date 3/8/99
/s/ Lorana Riffo
Lorana Riffo
Division Director>


                    ARTICLES OF AMENDMENT FOR
               AMERICAN RESTAURANT MANAGEMENT, INC.


                                I
                       NAME OF CORPORATION

The name of the corporation for which the Articles of Amendment are being filed is American Restaurant Management, Inc. (also the "Corporation"). These articles of amendment are filed pursuant to Utah Code, Revised Business Corporation Act, Section 16-10a-1006.

                                II
              REVERSE STOCK SPLIT (RECAPITALIZATION)

On February 25, 1999, a resolution providing for recapitalization in the form of a reverse stock split on the basis of one hundred (100) shares for one (1) share of common stock was approved by the vote of 39,935,000 shares of the 56,450,000 shares which shares comprise the total issued and outstanding shares of common stock, par value of $.001 per share, of the Corporation whereby upon the reverse split the 56,450,000 shares of common stock shall become 564,500 shares of common stock, par value of $0.001 per share.


                               III
                            AMENDMENTS

Pursuant to proper corporate action the following amendments to the Corporation's Articles of Incorporation were duly adopted:

            RESOLVED THAT Article One of the Company's Articles of Incorporation shall be amended to read as follows:

                         Article I

            The name of the Corporation shall be Global Web, Inc.

            FURTHER RESOLVED that Article Four of the Company's
            Articles of Incorporation be amended to read as follows:

                            ARTICLE IV

            The total number of shares of all classes of stock which this Corporation shall have authority to issue is 95,000,000 shares, consisting of 90,000,000 shares of Common Stock, par value $ 0.001 per share, and 5,000,000 shares of Preferred Stock, par value
            $0.001 per share.

            A. COMMON STOCK. The shares of Common Stock shall have no pre-emptive or preferential rights of subscription concerning further issuance or authorization of any securities of the Corporation. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy. The holders of the Common Stock shall be entitled to receive dividends if, as and when declared by the Board of Directors.

               The Common stock may be issued from time to time
            in one or more series and shall have such other relative, participant, optional or special rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issuance of such Common Stock from time to time adopted by the Board of Directors pursuant to authority so to adopt which is hereby vested in the Board of Directors.

                  B. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series and (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, at such price or prices or at such rates of exchange, and with such adjustments and (f) shall have such other relative, participating, optional or special rights, qualifications, limitations or restrictions thereof, as shall hereafter be stated and expressed in the resolution or resolutions providing for the issuance of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors.

                  At any time and from time to time when authorized by
            resolution of the Board of Directors and without any action by its shareholders, the Corporation may issue or sell any shares of its stock of any Class or series, whether out of the unissued shares thereof authorized by the Certificate of Incorporation, as amended, or out of shares of its stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange or convert such shares for or into other shares of stock of the Corporation of any class or classes or any series thereof. When similarly authorized, but without any action by its shareholders, the Corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Board of Directors may determine, for the purchase of shares of the stock of any class or series of the Corporation within such period of time, or without limit as to time, of such aggregate number of shares, and at such price per share, as the Board of Directors may determine. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of the stock of any class or series of the Corporation and for such consideration and on such terms and conditions as the Board of Directors, in its sole discretion, may determine. In each case, the consideration to be received by the Corporation for any such shares so issued or sold shall be such as shall be fixed from time to time by the Board of Directors.

                                IV

        DATE OF ADOPTION AND RESULTS OF SHAREHOLDER VOTING

The amendments in Paragraph III were adopted by shareholder action without a meeting pursuant to Section 61-10a-704 of the Utah Code on or about February 25, 1999, to be consummated on March 8, 1999. On that date 56,450,000 shares of common stock of the Corporation were issued and outstanding and were entitled to vote. Approximately 39,9350,000 shares approved, ratified, and adopted the resolutions pertaining to the Amendments to the Articles of Incorporation and the recapitalization.

     DATED this 6 day of March 1999.

AMERICAN RESTAURANT MANAGEMENT, INC.


   S/Wallace Boyack
------------------------
Wallace Boyack, President




   S/Joseph N. Cannon
------------------------
Joseph N. Cannon, Secretary


STATE OF UTAH                 )
                              ) ss.
COUNTY OF SALT LAKE           )

The undersigned, a Notary Public, hereby certifies that on the   6   day of
March 1999, personally appeared before me Wallace Boyack and Joseph N. Canon who are known to be the president and secretary, respectively, American Restaurant Management, Inc., and that they signed this document as officers with full authority to execute this document and that the statements contained
here are true.  As witness, I have set my hand and seal this   6    day of
March, 1999.




                              NOTARY PUBLIC